Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
Wheeler Real Estate Investment Trust, Inc. and Subsidiaries
Virginia Beach, Virginia
We hereby consent to the incorporation by reference in the Registration Statement of Wheeler Real Estate Investment Trust, Inc. on Form S-11 (Nos. 333-189887, 333-194831, 333-195492, 333-198245, 333-198696) and Form S-3 (No. 333-194252, 333-193563), of our report dated March 25, 2015, relating to the consolidated financial statements and financial statement schedules as of and for the two years ended December 31, 2014, which appears in the Company’s annual report on Form 10-K.

/s/ Cherry Bekaert LLP
Virginia Beach, Virginia
March 25, 2015